SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                        __________________________


                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  July 18, 1995


                            Cerner Corporation


Delaware                 0-15386                  43-1196944
(State or other     (Commission File Number) (I.R.S. Employer
jurisdiction of                              Identification No.)
Incorporation)


2800 Rockcreek Parkway, Suite 601, Kansas City, Missouri 64117
     (Address of principal executive offices)          (Zip Code)

Registrant s telephone number, including area code (816) 221-1024


_________________________________________________________________
        (Former name, former address, if changed since last report)

Item 5.  Other Events.

          Cerner Corporation (the "Company") issued a press release on July 18, 1995 relating to the Company's intention to make an underwritten public offering of the Company's Common Stock in the amount of approximately $100 million, a copy of which press release is attached hereto as Exhibit A.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on July 18, 1995.


                              CERNER CORPORATION


                              By:  /s/ Neal L. Patterson
                                   Neal L. Patterson
                                   Chairman of the Board and
                                   Chief Executive Officer

                                 EXHIBIT A

                               NEWS RELEASE


                                   CONTACT:  Wendy Coffey
                                             Investor Relations
                                             816-221-1024


             CERNER CORPORATION ANNOUNCES INTENTION TO OFFER
                       $100 MILLION OF COMMON STOCK

KANSAS CITY, MO -- July 18, 1995 -- Cerner Corporation
(NASDAQ:CERN) today announced that it intends to make an underwritten public offering of the Company's common stock in the amount of approximately $100 million.

In the near future, Cerner expects to file a registration statement with the Securities and Exchange Commission relating to the common stock to be registered.

Cerner currently anticipates that the offering will be made in August 1995. The purpose of the offering is to raise working capital for general corporate purposes.

The offering will be made only by means of a prospectus.